UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRINITY PLACE HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2465228
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.01 par value	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):	N/A

Securities to be registered pursuant to Section 12(g) of the Act:	None

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed to change the registration of the common stock, par value $0.01 per share (the “Common Stock”), of Trinity Place Holdings Inc., a Delaware corporation (the “Company”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Stock on the NYSE MKT LLC (the “NYSE MKT”). The Common Stock is currently listed for quotation on the OTC Markets (“OTC”) under the symbol “TPHS”. The Company anticipates that the listing of the Common Stock on the OTC will be terminated following the closing of trading on the OTC on December 18, 2015 and will commence trading on the NYSE MKT at the opening of trading on the NYSE MKT on December 21, 2015 under the symbol “TPHS”.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is contained in our Registration Statement on Form S-3, as amended (Reg. No. 333-206944) as originally filed with the Securities and Exchange Commission on September 15, 2015, including any amendment or reports filed for the purpose of updating such description. This information is incorporated herein by reference.

Item 2. Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed by the Company on February 13, 2015).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 of the Form 8-K filed by the Company on September 19, 2012).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-3 (Registration No. 333-206944) filed by the Company on September 15, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: December 16, 2015	By:	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer